                                                                 EXHIBIT (a)(19)

                                ING EQUITY TRUST

                    AMENDED ESTABLISHMENT AND DESIGNATION OF
                   SERIES AND CLASSES OF SHARES OF BENEFICIAL
                       INTEREST, PAR VALUE $0.01 PER SHARE

                            EFFECTIVE: APRIL 29, 2005

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the "Declaration of Trust"), hereby amend the Establishment and Designation of Series and Classes to establish Class I shares for ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund, as follows:

A. Paragraph 1 of the Establishment and Designation of Series and Classes, dated January 31, 2005 is hereby amended as follows:

      1. The Funds shall be designated ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund. The Classes thereof shall be designated as follows:

            ING MidCap Value Choice Fund Class A
            ING MidCap Value Choice Fund Class B
            ING MidCap Value Choice Fund Class C
            ING MidCap Value Choice Fund Class I
            ING SmallCap Value Choice Fund Class A
            ING SmallCap Value Choice Fund Class B
            ING SmallCap Value Choice Fund Class C
            ING SmallCap Value Choice Fund Class I
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IN WITNESS WHEREOF, the undersigned have this day signed this Amended
Establishment and Designation of Series and Classes.

/s/ John V. Boyer                             /s/ Jock Patton
 ----------------                             ---------------
John V. Boyer, as Trustee                     Jock Patton, as Trustee


/s/ J. Michael Earley                         /s/ David W.C. Putnam
---------------------                         ---------------------
J. Michael Earley, as Trustee                 David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein                     /s/ John G. Turner
-------------------------                     ------------------
R. Barbara Gitenstein, as Trustee             John G. Turner, as Trustee


/s/ Patrick W. Kenny                          /s/ Roger B. Vincent
--------------------                          --------------------
Patrick W. Kenny, as Trustee                  Roger B. Vincent, as Trustee


/s/ Walter H. May                             /s/ Richard A. Wedemeyer
-----------------                             ------------------------
Walter H. May, as Trustee                     Richard A. Wedemeyer, as Trustee


/s/ Thomas J. McInerney
-----------------------
Thomas J. McInerney, as Trustee